Exhibit 99.1
Digital Video Systems, Inc.

Digital Video Systems Will be Delisted by The Nasdaq SmallCap Market

PALO ALTO, CA - July 14, 2005 - On July 13, 2005, Digital Video Systems, Inc (NASDAQ: DVIDE) received a letter from the Nasdaq Listings Qualification Panel (the "Panel") notifying Digital Video that the Panel has denied the Company's request for continued inclusion on The Nasdaq SmallCap Market. The Company's common stock will be delisted from The Nasdaq SmallCap Market effective with the open of business on Friday July 15, 2005. This action follows the Company's appeal to the Panel for a listing exception for the Company's inability to meet Nasdaq's stockholders' equity requirements and the Company's failure to have its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005 reviewed by its auditors prior to filing. The Company intends to appeal the Panel's decision to the Nasdaq Listing and Hearing Review Counsel within the 15-day period provided for such appeals.

The Company's common stock is not currently eligible to trade on the OTC Bulletin Board because, as described above, the Company is not current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company expects that quotations for its common stock will appear in the National Daily Quotations Journal, often referred to as the "pink sheets," where subscribing dealers can submit bid and ask prices on a daily basis. However, there can be no assurances that the Company's common stock will be eligible for trading or quotation on any alternative exchanges or markets. The Company will disclose further timing and trading symbol information regarding the trading of its common stock when such information becomes available.

Upon the completion of the auditors' review of the Company's quarterly report for the fiscal quarter ended March 31, 2005, the Company's common stock may be eligible for trading on the OTC Bulletin Board. The Company is committed to regaining compliance with all listing requirements and relisting its common stock as soon as possible.

About Digital Video Systems, Inc

Established in 1992, DVS is a publicly held company specializing in the development and application of digital video technologies enabling the convergence of data, digital audio, digital video and high-end graphics. DVS is headquartered in Palo Alto, California, with subsidiaries and manufacturing facilities in South Korea and China and a subsidiary in India. Additional information may be obtained at www.dvsystems.com.

Forward-Looking Statements
This press release contains forward-looking statements. Statements regarding the Company's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, the forward-looking statements include statements about the Company's common stock trading on the "pink sheets", the OTC Bulletin Board, and making required filings with the Securities and Exchange Commission and otherwise satisfying Nasdaq listing standards in order to regain compliance. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to continue to have the Company's common stock freely traded, to complete the accounting review in order to file, timely or otherwise, the Company's Form 10-Q for the fiscal quarter ended March 31, 2005, to meet requirements put forth by Nasdaq, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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For further information please contact Larissa Licea, Digital Video Systems, Inc., 650-322-8108.